Exhibit 10.5

AMENDMENT NO. 1

to

SEPARATION AND DISTRIBUTION AGREEMENT

This AMENDMENT NO. 1, dated as of November 8, 2018 (this “Amendment”), to the SEPARATION AND DISTRIBUTION AGREEMENT, dated as of December 13, 2017 (the “Agreement”), is by and among BGC Partners, Inc., a Delaware corporation (“BGC Partners”), BGC Holdings, L.P., a Delaware limited partnership (“BGC Holdings”), BGC Partners, L.P., a Delaware limited partnership (“BGC U.S. Opco” and together with BGC Partners and BGC Holdings, the “BGC Entities”), Newmark Group, Inc., a Delaware corporation (“Newmark”), Newmark Holdings, L.P., a Delaware limited partnership (“Newmark Holdings”), Newmark Partners, L.P., a Delaware limited partnership (“Newmark Opco” and together with Newmark and Newmark Holdings, the “Newmark Entities”), and solely for the limited purposes set forth therein, Cantor Fitzgerald, L.P., a Delaware limited partnership (“Cantor”), and solely for the limited purposes set forth therein, BGC Global Holdings, L.P., a Cayman Islands limited partnership (“BGC Global Opco” and collectively, the “Parties” and each, a “Party”), and is effective as of December 13, 2017.

WITNESSETH:

WHEREAS, the Parties desire to make certain modifications to the Agreement as set forth in this Amendment in order to further the intent of the Parties;

WHEREAS, in accordance with Section 11.03 of the Agreement, the terms of this Amendment have been agreed by the Parties; and

WHEREAS, capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Agreement.

NOW, THEREFORE, the Agreement is hereby amended on the terms set forth in this Amendment:

Section 1.Amendments.

(a)	Section 1.01 of the Agreement is hereby amended by amending and restating the following definitions to read as follows:

“Distribution Ratio” shall mean, as of any time, the quotient obtained by dividing (a) the number of shares of Newmark Common Stock held by BGC Partners as of such time (including all shares of Newmark Common Stock that would be held by BGC Partners if (i) all Newmark Opco Units and Newmark Holdings Exchange Right Units held by a Subsidiary of BGC Partners were distributed to BGC Partners in accordance with BGC Partners’ proportionate interest in such Subsidiary as of such time and (ii) all Newmark Opco Units and Newmark Holdings Exchange Right Units held by BGC Partners as of such time (after giving effect to clause (i)) were exchanged for shares of Newmark Common Stock pursuant to the terms of this Agreement and the Newmark Holdings

Limited Partnership Agreement), divided by (b) the number of shares of BGC Partners Common Stock outstanding as of such time~~.~~ (it being agreed that (A) if the number of outstanding shares of Newmark Common Stock, Newmark Opco Units, Newmark Holdings Exchange Right Units or BGC Partners Common Stock is changed into a different number of shares or a different class, by reason of any dividend, distribution, subdivision, combination, reclassification, consolidation, merger, split-up, combination or the like, BGC Partners shall have the right to make any appropriate equitable adjustment to the calculation of the Distribution Ratio to preserve the same economic effect as contemplated by this Agreement prior to such action, and (B) BGC Partners shall update the calculation of the Distribution Ratio no less frequently than quarterly).

(b)	Section 6.12(a) of the Agreement is hereby amended and restated to read as follows:

(a)In light of the fact that, after the Closing and prior to the Distribution, the Partnership Divisions shall have occurred but the Distribution shall not have occurred, the Parties agree that Section 4.11(a)(i) and Section 4.11(a)(iii) of the Separation Agreement, dated as of March 31, 2008, by and among Cantor, BGC Partners, BGC U.S. Opco, BGC Global Opco and BGC Holdings, shall be amended to provide as follows solely for the period of time following the Closing and prior to the Distribution (and any capitalized terms used but not defined in such Section 4.11(a)(i) and Section 4.11(a)(iii), as hereby amended, shall have the meanings set forth in this Agreement):

(i)Mandatory Reinvestment by BGC Partners.  In the event of any issuance of shares of BGC Partners Common Stock (including any issuance in connection with a merger or other acquisition by BGC Partners, but excluding any issuance of shares of BGC Partners Common Stock upon exchange of a combination of BGC Holdings Exchangeable Limited Partnership Interests and Newmark Holdings Exchangeable Limited Partner Interests as set forth in the BGC Holdings Limited Partnership Agreement), unless otherwise determined by the BGC Partners Board, BGC Partners shall contribute, directly or indirectly through its Subsidiaries, the net proceeds or other property received in respect of such issuance to either of the following (as determined by BGC Partners): (x) the BGC Opcos and Newmark Opco or (y) the BGC Opcos.

(A)In case of clause (x) of Section 6.12(a), in exchange for such contributions: (A) BGC U.S. Opco shall issue to BGC Partners a BGC U.S. Opco Limited Partnership Interest consisting of a number of BGC U.S. Opco Units equal to (1) the number of additional shares of BGC Partners Common Stock so issued multiplied by (2) the BGC Partners Ratio as of immediately prior to the issuance of such shares of BGC Partners Common Stock; (B) BGC Global Opco shall issue to BGC Partners a BGC Global Opco Limited Partnership Interest consisting of a number of BGC Global Opco Units equal to (1) the number of additional shares of BGC Partners Common Stock so issued multiplied by (2) the BGC Partners Ratio as of immediately prior to the issuance of such shares of BGC Partners Common Stock; and (C) Newmark Opco shall issue to BGC Partners a Newmark Opco Limited Partnership Interest consisting of a number of Newmark Opco Units equal to (x) the number of additional shares of BGC Partners Common Stock so issued divided by (y) the Exchange Ratio as of immediately prior to the issuance of such shares of BGC Partners Common Stock multiplied by (z) the Distribution Ratio as of immediately prior to the issuance of such shares of BGC Partners Common Stock.  The amount of the net proceeds or other property that shall be contributed by BGC Partners to Newmark Opco pursuant to the foregoing shall be equal to the Newmark Per Unit Price multiplied by the number of Newmark Opco Units issued to BGC Partners (it being understood that the BGC Partners Board shall have the right to make any equitable adjustment to the amount contributed to Newmark Opco, on the one hand, and the BGC Opcos, on the other hand, if any event shall occur that shall warrant such adjustment).  The remainder of the net proceeds or other property shall be contributed by BGC Partners to the BGC Opcos.

(B)In case of clause (y) of Section 6.12(a), in exchange for such contribution: (A) BGC U.S. Opco shall issue to BGC Partners a BGC U.S. Opco Limited Partnership Interest consisting of a number of BGC U.S. Opco Units equal to (1) the number of additional shares of BGC Partners Common Stock so issued multiplied by (2) the BGC Partners Ratio as of immediately prior to the issuance of such shares of BGC Partners Common Stock; (B) BGC Global Opco shall issue to BGC Partners a BGC Global Opco Limited Partnership Interest consisting of a number of BGC Global Opco Units equal to (1) the number of additional shares of BGC Partners Common Stock so issued multiplied by (2) the BGC Partners Ratio as of immediately prior to the issuance of such shares of BGC Partners Common Stock; and (C) BGC U.S. Opco and/or BGC Global Opco or their applicable Subsidiaries shall provide to BGC Partners a Newmark Opco Limited Partnership Interest and/or a Newmark Holdings Limited Partnership Interest consisting of a number of Newmark Opco Units or Newmark Holdings Units equal to (w) the number of additional shares of BGC Partners Common Stock so issued divided by (x) the Exchange Ratio as of immediately prior to the issuance of such shares of BGC Partners Common Stock multiplied by (y) the Distribution Ratio as of immediately prior to the issuance of such shares of BGC Partners Common Stock and (z) in the case of Newmark Holdings Units, multiplied by the Newmark Holdings Ratio as of immediately prior to the issuance of such shares of BGC Partners Common Stock.

(ii)Voluntary Reinvestment by BGC Partners.  BGC Partners (with the consent of the BGC Partners Board) may elect to have a member of the BGC Partners Inc. Group purchase from the BGC Opcos an equal number of BGC U.S. Opco Units and BGC Global Opco Units for a price equal to the BGC Per Unit Price for each set of one BGC U.S. Opco Unit and one BGC Global Opco Unit.  If BGC Partners or any member of the BGC Partners Inc. Group exercises such right, unless otherwise determined by the BGC Partners Board, BGC Partners or the member of the BGC Partners Inc. Group exercising such right shall also purchase a number of Newmark Opco Units equal to (A) the number of BGC U.S. Opco Units that it purchased pursuant to the prior sentence multiplied by (B) the Distribution Ratio as of immediately prior to such purchase,

divided by (C) the Exchange Ratio, for a price per Newmark Opco Unit equal to the Newmark Per Unit Price.   Such member of the BGC Partners Inc. Group may use cash and/or other assets to make such purchases.  In the event that non-cash consideration is used to make such purchases, the value of the aggregate non-cash consideration shall be determined in good faith by the general partner of BGC U.S. Opco, the general partner of BGC Global Opco and the general partner of Newmark Opco, as the case may be, taking into account, if relevant, the acquisition cost thereof.

(iii)Forfeiture of BGC Partners Common Stock.  In the event that any Person forefeits any restricted shares of BGC Partners Common Stock that is outstanding (a “Forfeited Share”), then BGC Partners shall deliver to: (A) BGC U.S. Opco a number of BGC U.S. Opco Units equal to (1) the number of Forfeited Shares multiplied by (2) the BGC Partners Ratio as of immediately prior to such forfeiture; (B) BGC Global Opco a number of BGC Global Opco Units equal to (1) the number of Forfeited Shares multiplied by (2) the BGC Partners Ratio as of immediately prior to such forfeiture; and (C) Newmark Opco a number of Newmark Opco Units equal to (1) the number of Forfeited Shares divided by (2) the Exchange Ratio as of immediately prior to such forfeiture multiplied by (3) the Distribution Ratio as of immediatley prior to such forfeiture.

(c)	Section 6.11(e) of the Agreement is hereby amended and restated to read as follows:

(e) BGC Partners Contribution of Newmark Opco Units Prior to the Distribution. Prior to the Distribution, (i) to the extent that any of the BGC Opcos holds any Newmark Opco Units or Newmark Holdings Units, the BGC Opcos shall distribute such Newmark Opco Units and Newmark Holdings Units to their equityholders; and (ii) to the extent that BGC Partners holds any Newmark Opco Units or Newmark Holdings Units, including as a result of the distribution described in the foregoing clause (i), as a result of any exchange of Newmark Holdings Units pursuant to the BGC Holdings Limited Partnership Agreement, as a result of any contribution or purchase by BGC Partners pursuant to Section 6.12(a) or otherwise, then, in each case, BGC Partners will contribute such Newmark Opco Units (including any Newmark Opco Units underlying such Newmark Holdings Units) to Newmark in exchange for a number of newly issued shares of Newmark Common Stock equal to the number of Newmark Opco Units (including any Newmark Opco Units underlying such Newmark Holdings Units) being contributed multiplied by the Exchange Ratio.

(d)	The matters set forth on Annex A hereto are expressly agreed and are deemed incorporated into, and made a part of, the Agreement.
(e)	Section 6.14(b) of the Agreement is hereby amended and restated to read as follows:

(b)Adjustment for Reinvestment Cash. Subject to the last sentence of this Section 6.14(b), if, in any fiscal quarter, there is Reinvestment Cash for such fiscal quarter, then, the Exchange Ratio will be adjusted so that, following such adjustment, but subject to any other further adjustment as a result of Section 6.14(c), the Exchange Ratio shall equal (i) the number of outstanding shares of Newmark Common Stock as of immediately prior to such adjustment, divided by (ii) the sum of (A) the number of outstanding shares of Newmark Common Stock as of immediately prior to such adjustment, plus (B) the Adjustment Factor for such fiscal quarter plus (C) the sum of the aggregate Adjustment Factors for all prior fiscal quarters following the IPO.  Newmark shall determine the particular date in which any adjustment to the Exchange Ratio in respect of a particular fiscal quarter shall occur, taking into account the precise timing of any distributions by Newmark Holdings and Newmark in respect of such fiscal quarter. Newmark shall adjust the Exchange Ratio for Reinvestment Cash in respect of any particular fiscal quarter by no later than the day prior to the record date for (A) the distribution from Newmark Holdings to its equityholders for such fiscal quarter or (B) the dividend from Newmark to its stockholders for such fiscal quarter, whichever occurs later.  The adjustment to the Exchange Ratio shall be based on Newmark’s calculation of the Reinvestment Cash for such fiscal quarter as of the date of such adjustment, which calculation, in turn, shall be based on (1) the aggregate distributions that have and will be made from Newmark Opco to Newmark for such fiscal quarter, (2) the aggregate distributions that have and will be made from Newmark Opco to Newmark Holdings for such fiscal quarter, (3) the aggregate distributions that have and will be made from Newmark Holdings to its equityholders for such fiscal quarter, and (4) the aggregate dividends that have and will be made from Newmark to its stockholders for such fiscal quarter.

Section 2.Construction.  Except as expressly amended hereby, the Agreement shall remain in full force and effect and all other terms of the Agreement remain unchanged.

Section 3.Counterparts.  This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, this Amendment has been duly executed on November 8, 2018.

BGC PARTNERS, INC.

By:	/S/ HOWARD W. LUTNICK Name: Howard W. Lutnick Title: Chief Executive Officer

BGC HOLDINGS, L.P.

By:	BGC GP, LLC its General Partner
By:	/S/ HOWARD W. LUTNICK Name: Howard W. Lutnick Title: Chief Executive Officer

BGC PARTNERS, L.P.

By:	BGC Holdings, LLC its General Partner
By:	/S/ HOWARD W. LUTNICK Name: Howard W. Lutnick Title: Chief Executive Officer

NEWMARK GROUP, INC.

By:	/S/ HOWARD W. LUTNICK Name: Howard W. Lutnick Title: Chairman

NEWMARK HOLDINGS, L.P.

By:	Newmark GP, LLC its General Partner
By:	/S/ HOWARD W. LUTNICK Name: Howard W. Lutnick Title: Chairman

NEWMARK PARTNERS, L.P.

By:	Newmark Holdings, LLC its General Partner
By:	/S/ HOWARD W. LUTNICK Name: Howard W. Lutnick Title: Chairman

CANTOR FITZGERALD, L.P.

By:	CF Group Management, Inc. its Managing General Partner
By:	/S/ HOWARD W. LUTNICK Name: Howard W. Lutnick Title: Chief Executive Officer

BGC GLOBAL HOLDINGS, L.P.

By:	BGC Global Holdings GP Limited its Managing Partner
By:	/S/ HOWARD W. LUTNICK Name: Howard W. Lutnick Title: Chief Executive Officer

ANNEX A

Potential Issuances with Respect to Terminated Partners

For purposes of calculating the number of Newmark Holdings Units issued in the Partnership Division, the Parties had included 5,502,803 BGC Holdings Units in respect of Terminated Founding/Working Partners (each as defined in the BGC Holdings Limited Partnership Agreement) of BGC Holdings.   These 5,502,803 BGC Holdings Units should have been excluded from the Unit count of BGC Holdings as of the Partnership Division, including for purposes of calculating the number of Newmark Holdings Units that were issued in the Partnership Division.

The 5,502,803 BGC Holdings Units should have been excluded because, as set forth in the BGC Holdings Partnership Agreement, these 5,502,803 BGC Holdings Units were automatically re-acquired by BGC Holdings upon Termination of the applicable Founding/Working Partners, and the BGC Opcos similarly reacquired from BGC Holdings an equivalent number of BGC U.S. Opco Units and BGC Global Opco Units.

The Parties had included 5,502,803 shares of BGC Partners Common Stock (the “Terminated Partner Shares”) in the “fully diluted share count” of BGC Partners as of the Partnership Division because it is possible that, at a future date, such number of shares of BGC Partners Common Stock could be issued to the terminated partners pursuant to their respective separation agreements.  The Parties had also included 2,501,274 shares of Newmark Common Stock (which is equal to 5,502,803 divided by 2.2) in the “fully diluted share count of Newmark as of the Partnership Division because, if such Terminated Partner Shares are issued, then Newmark would issue such number of shares of Newmark Common Stock to either (1) BGC Partners, if such issuance occurred prior to the Distribution (i.e., the spin-off) or (2) the terminated partner, if such issuance occurred after the Distribution.

Consistent with intent of the parties as set forth in the IPO Registration Statement, the Parties therefore agree that, unless they subsequently determine otherwise:

•5,502,803 BGC Holdings Units shall be removed from the BGC Holdings outstanding unit count as of the Partnership Division;

•If BGC Partners issues any Terminated Partner Share pursuant to any separation agreement or otherwise to such terminated partner prior to the Distribution (i.e., the spin-off), then:

oEach BGC Opco shall issue one BGC U.S. Opco Unit and one BGC Global Opco Unit, as the case may be, to BGC Partners for each such Terminated Partner Share; and

oNewmark Opco shall issue to BGC Partners a number of Newmark Opco Units equal to (i) the Distribution Ratio as of immediately prior to such issuance, divided by (ii) the Exchange Ratio as of immediately prior to such issuance, for each such Terminated Partner Share.

•If BGC Partners issues any Terminated Partner Share pursuant to any separation agreement or otherwise to such terminated partner after the Distribution (i.e., the spin-off), then:

oEach BGC Opco shall issue one BGC U.S. Opco Unit and one BGC Global Opco Unit, as the case may be, to BGC Partners for each such Terminated Partner Share; and

oNewmark shall be responsible for issuing to the Terminated Partner any shares of Newmark Common Stock to which the Terminated Partner is entitled (e.g., which may be equal to the number of Terminated Partner Shares multiplied by the Distribution Ratio as of the Record Date for the Distribution).

▪Newmark Opco shall issue to Newmark a number of Newmark Opco Units equal to the number of shares of Newmark Common Stock provided to such recipient, divided by the Exchange Ratio as of immediately prior to such issuance.

Potential Issuances of BGC Partners Shares Included in Fully Diluted Share Count as of Partnership Division

If, as of immediately prior to the Partnership Division, BGC Partners had an obligation (contingent or otherwise) to issue or deliver, or otherwise earmarked for potential issuance or delivery, shares of BGC Partners Common Stock following the Partnership Division (including the Terminated Partner Shares described above), and such shares of BGC Partners Common Stock were included in the fully diluted share count of BGC Partners as of the Partnership Division that was included in the IPO prospectus, then the obligations of the BGC Opcos, on the one hand, and Newmark Opco, on the other hand, if any of such shares of BGC Partners Common Stock are delivered shall be the same as above with respect to terminated partners whose units were included in the fully diluted share count of BGC Partners as of the Partnership Division.

Potential Issuances of BGC Partners Shares Not Included in Fully Diluted Share Count as of Partnership Division

If, prior to the Distribution (i.e., the spin-off), BGC Partners had an obligation (contingent or otherwise) to issue or deliver, or otherwise earmarked for potential issuance or delivery, shares of BGC Partners Common Stock following the Partnership Division, and such shares of BGC Partners Common Stock were not included in the fully diluted share count of BGC Partners as of the Partnership Division that was included in the IPO prospectus, then the BGC Opcos shall be responsible for obligations related to the financial services business, and Newmark Opco shall be responsible for obligations related to the real estate services business.  If BGC Partners issues or delivers any such share of BGC Partners Common Stock after the Partnership Division (each, an “Issued BGC Share”), then, unless otherwise agreed between BGC Partners and Newmark, the following shall apply:

I.  Issuances Prior to the Distribution

A.   Financial Services Obligation

▪If the Issued BGC Share was issued or delivered prior to the Distribution (i.e., the spin-off) and was provided in satisfaction of an obligation of the financial services business, then:

oEach BGC Opco shall issue one BGC U.S. Opco Unit and one BGC Global Opco Unit, as the case may be, to BGC Partners for each Issued BGC Share; and

oThe BGC Opcos shall deliver to BGC Partners a number of Newmark Opco Units (or Newmark Holdings Units) equal to (i) the Distribution Ratio as of immediately prior to such issuance, divided by (ii) the Exchange Ratio as of immediately prior to such issuance, for each Issued BGC Share.

•As an alternative to BGC Opco delivering Newmark Opco or Newmark Holdings Units to BGC Partners pursuant to the prior bullet, BGC Partners may purchase (a) from Newmark Opco a number of Newmark Opco Units equal to (i) the Distribution Ratio as of immediately prior to such issuance, divided by (ii) the Exchange Ratio as of immediately prior to such issuance, for each share of BGC Partners Common Stock so issued, (b) from Newmark Holdings a number of Newmark Holdings Units equal to (i) the Distribution Ratio as of immediately prior to such issuance, divided by (ii) the Exchange Ratio as of immediately prior to such issuance, for each share of BGC Partners Common Stock so issued and/or (c) from Newmark a number of shares of Newmark Common Stock equal to the Distribution Ratio as of immediately prior to such issuance, for each share of BGC Partners Common Stock so issued, in each case using the Newmark Current Market Price or Newmark Per Unit Price as of immediately prior to such issuance for purposes of calculating the value of such share or unit, respectively (it being understood that the parties could also determine to use the closing price of Newmark Class A Common Stock as of immediately prior to such issuance for purposes of determining such values).

B.   Real Estate Obligation

▪If the Issued BGC Share was issued or delivered prior to the Distribution (i.e., the spin-off) and was provided in satisfaction of an obligation of the real estate business, then:

▪Newmark Opco shall issue to BGC Partners a number of Newmark Opco Units (and/or Newmark shall issue to BGC Partners a number of Newmark Common Stock and/or Newmark Holdings shall issue to BGC Partners a number of Newmark Holdings Units) that maintains the Distribution Ratio as of immediately prior to such issuance; and

▪Newmark Opco shall pay to BGC Partners an amount of cash equal to the number of Issued BGC Shares multiplied by the BGC Per Unit Price as of immediately prior to such issuance (it being understood that the parties could also determine to use the closing price of BGC Class A Common Stock and Newmark Class A Common Stock as of immediately prior to such issuance for purposes of determining the BGC Per Unit Price as of immediately prior to such issuance).

▪As an alternative to Newmark Opco paying to BGC Partners cash pursuant to the prior bullet, Newmark Opco may issue to BGC Partners a number of Newmark Opco Units equal to (a) the number of Issued BGC Shares multiplied by (b) the BGC Per Unit Price as of immediately prior to such issuance divided by (c) the Newmark Per Unit Price as of immediately prior to such issuance (it being understood that the parties could also determine to use the closing price of BGC Class A Common Stock and Newmark Class A Common Stock as of immediately prior to such issuance for purposes of determining the BGC Per Unit Price and the Newmark Per Unit Price as of immediately prior to such issuance).

II.  Issuances After the Distribution

A.   Financial Services Obligation

▪If the Issued BGC Share was issued or delivered after the Distribution (i.e., the spin-off) and was provided in satisfaction of an obligation of the financial services business, then:

▪In addition to the Issued BGC Shares that the recipient would have received prior to the Distribution, BGC Partners shall issue additional shares of BGC Partners Common Stock and/or pay cash to the recipient, as it determines in its sole discretion, as compensation for the reduction in value of the BGC Partners Common Stock resulting from the Distribution.

▪Each BGC Opco shall issue one BGC U.S. Opco Unit and one BGC Global Opco Unit, as the case may be, to BGC Partners for each share of BGC Partners Common Stock issued to the recipient.

B.   Real Estate Obligation

▪If the Issued BGC Share was issued or delivered after the Distribution (i.e., the spin-off) and was provided in satisfaction of an obligation of the real estate business, then:

▪Newmark Opco shall pay to BGC Partners an amount of cash equal to the number of Issued BGC Shares multiplied by the BGC Current Market Price as of immediately prior to such issuance (it being understood that the parties could also determine to use the closing price of BGC Class A Common Stock as of immediately prior to such issuance for purposes of determining such values); and

•Newmark shall be responsible for issuing to the recipient any shares of Newmark Common Stock to which the recipient is entitled (e.g., which may be equal to the number of Issued BGC Shares multiplied by the Distribution Ratio as of the Record Date for the Distribution).

▪Newmark Opco shall issue to Newmark a number of Newmark Opco Units equal to the number of shares of Newmark Common Stock provided to such recipient, divided by the Exchange Ratio as of immediately prior to such issuance.